Exhibit 24

                               POWER OF ATTORNEY



         The undersigned hereby appoints IRVING NEEDLEMAN and JOSEPH S.

MORAN, and each of them acting singly, my Attorneys-in-fact to sign, in my name and on my behalf, Reports on Securuties and Exchange Commission

Forms 3, 4 and 5 relating to the ownership, acquisition and disposition of shares of the Common Stock of AMREP Corporation, and any rights thereto,

and to cause the same to be filed in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended,

and the rules and regulations thereunder.



         This Power of Attorney shall remain in effect until the undersigned is no longer required to file such Reports, unless earlier revoked in writing.





Sept. 16, 2005                              /s/  E. F. Hansen, Jr.
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Date                                        Signature

                                            Elmer F. Hansen, Jr.
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                                            Type of Print Name